EXHIBIT 2

GLOBAL SOURCES LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	As at September 30,	As at December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$87,757	$137,359
Term deposits with banks	3,954	106
Financial assets, available-for-sale	3,954	6,367
Accounts receivables, net	2,714	3,122
Receivables from sales representatives	13,505	10,630
Inventories	214	266
Prepaid expenses and other current assets	24,108	18,544
	136,206	176,394
Non-current assets
Property and equipment	64,516	49,701
Investment properties	86,924	89,615
Intangible assets	38,396	21,423
Long term investment	100	100
Deferred income tax assets	246	98
Other non-current assets	2,109	1,766
	192,291	162,703
Total assets	$328,497	$339,097

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,408	$8,779
Deferred income and customer prepayments	99,060	84,704
Accrued liabilities	21,150	19,166
Income tax liabilities	4,473	2,635
	135,091	115,284
Non-current liabilities
Accounts payable	886	-
Deferred income and customer prepayments	7,709	5,660
Deferred income tax liabilities	6,942	4,591
	15,537	10,251
Total liabilities	150,628	125,535

Equity attributable to Company’s shareholders
Common shares	529	525
Treasury shares	(200,089)	(150,089)
Other reserves	162,050	161,950
Retained earnings	200,643	191,594
Total Company shareholders’ equity	163,133	203,980
Non-controlling interests	14,736	9,582
Total equity	$177,869	$213,562
Total liabilities and equity	$328,497	$339,097

GLOBAL SOURCES LTD. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Online and other media services (Note 1)	$23,081	$25,417	$70,787	$79,593
Exhibitions	17,562	17,624	58,834	52,399
Miscellaneous	1,895	1,726	5,724	5,466
	42,538	44,767	135,345	137,458
Operating Expenses:
Sales (Note 2)	11,766	11,153	40,056	41,418
Event production	4,533	4,431	15,352	15,081
Community and content (Note 2)	6,645	6,670	19,043	20,402
General and administrative (Note 2 & 3)	12,303	10,990	40,256	34,146
Information and technology (Note 2)	3,226	3,164	9,512	9,639
Total Operating Expenses	38,473	36,408	124,219	120,686
Profit on sale of property	-	-	-	15,410
Profit from Operations	4,065	8,359	11,126	32,182
Interest income	296	467	1,046	1,088
Gain on sale of available-for-sale securities	1	-	11	-
Interest expenses	(47)	-	(139)	-
Profit before Income Taxes	4,315	8,826	12,044	33,270
Income tax expense	(1,077)	(1,657)	(1,843)	(4,326)
Net Profit	$3,238	$7,169	$10,201	$28,944
Net (profit)/loss attributable to non-controlling interests	(1,321)	(1,813)	(1,152)	(1,193)
Net profit attributable to the Company’s shareholders	$1,917	$5,356	$9,049	$27,751
Basic net profit per share attributable to the Company’s shareholders	$0.06	$0.16	$0.28	$0.81
Shares used in basic net profit per share calculations	29,870,922	34,454,494	32,643,064	34,408,075
Diluted net profit per share attributable to the Company’s shareholders	$0.06	$0.15	$0.26	$0.77
Shares used in diluted net profit per share calculations	31,487,766	36,186,254	34,166,224	36,045,545

Note: 1.	Online and other media services consists of:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Online services	$20,252	$22,046	$62,348	$69,710
Print services	2,829	3,371	8,439	9,883
	$23,081	$25,417	$70,787	$79,593

Note: 2.	Non-cash compensation expenses associated with the several equity compensation plans and Global Sources Directors Share Grant Award Plan included under various categories of expenses are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$140	$159	$286	$386
Community and content	27	28	(5)	12
General and administrative	366	368	896	971
Information and technology	52	54	172	193
	$585	$609	$1,349	$1,562

Note: 3.	General and administrative expenses consist of:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
General and administrative expenses before amortization of intangible assets, impairment charge on intangible assets and foreign exchange losses (gains)	$11,083	$10,556	$30,350	$30,146
Amortization of intangible assets	1,376	627	6,347	2,097
Impairment charge on intangible assets	-	-	2,238	2,531
Foreign exchange losses (gains)	(156)	(193)	1,321	(628)
	$12,303	$10,990	$40,256	$34,146